UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 23, 2006

JAMES RIVER COAL COMPANY
(Exact Name of Registrant as Specified in Charter)

Virginia	000-51129	54-1602012
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 E. Byrd Street, Suite 1600, Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(804) 780-3000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 23, 2006, James River Coal Company (the “Company”) entered into Amendment No.1 and Waiver (the “Amendment”) to the Credit Agreement dated as of May 31, 2005 among the Company, as borrower, the Lenders party thereto, PNC Bank, National Association, as Administrative Agent, and Morgan Stanley Senior Funding, Inc., as Syndication Agent (the “Credit Agreement”). The Amendment waives the Company’s default as of December 31, 2005 of certain financial covenants contained in the Credit Agreement and modifies such financial covenants for portions of 2006 as necessary for the Company to project compliance under the Credit Agreement for all of 2006. The material terms of the Amendment are described below.

The Amendment:

•	waives compliance with the Fixed Charge Coverage Ratio for the fourth quarter of 2005 and the first and second quarters of 2006;
•
waives compliance with the limitation on Capital Expenditures for 2005 and increases the amount of funds the Company may use annually for Capital Expenditures from $65 million to $85 million in 2006 and from $65 million to $80 million in each year thereafter;

•
increases the Loan ABR Spread to 2.00% and the Loan Eurodollar Spread to 3.00% from the variable rates for such spreads based on the Company’s Leverage Ratio, for the period from February 23, 2006 through September 30, 2006;

•	increases the fixed portion of the participation fee on Synthetic Letters of Credit from 2.75% to 3.00% for the period from February 23, 2006 through September 30, 2006; and
•	amends the maximum Leverage Ratio that the Company may maintain in specified periods between September 30, 2005 and September 30, 2006.

Additionally, the Amendment waives compliance with provisions of the Credit Agreement as necessary to permit the Company to complete the acquisition of reserves and assets pursuant to an agreement with Indiana Land and Mineral Company, LLC that the Company announced in a press release issued today.

ITEM 2.02    RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The Company today issued a press release, attached as Exhibit 99.1 hereto, regarding its results of operations for the fourth quarter and year ended December 31, 2005.

ITEM 8.01    OTHER EVENTS

The Company today issued a press release, attached as Exhibit 99.2 hereto, regarding the Company’s engagement of Morgan Stanley & Co. as financial advisor to assist in exploring various strategic alternatives to maximize shareholder value. The release is hereby incorporated herein by this reference.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(c)    Exhibits.

Exhibit No.	Description
99.1	Press release dated March 1, 2006 regarding results of operations
99.2	Press release dated March 1, 2006 regarding engagement of Morgan Stanley & Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMES RIVER COAL COMPANY (Registrant) By: /s/ Samuel M. Hopkins II Samuel M. Hopkins II Vice President and Chief Accounting Officer

Date:  March 1, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated March 1, 2006 regarding results of operations
99.2	Press release dated March 1, 2006 regarding engagement of Morgan Stanley & Co.